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                                                      Draft of August 6, 1996


                                  [7,709,000] Shares

                          PARACELSUS HEALTHCARE CORPORATION

                         Common Stock, no par value per share

                                UNDERWRITING AGREEMENT


                                       August ___, 1996


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
SMITH BARNEY INC.
THE CHICAGO CORPORATION
  As Representatives of the several
    underwriters named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
    277 Park Avenue
    New York, New York  10172

THE CHICAGO CORPORATION
   208 S. LaSalle Street
   Chicago, Illinois  60604

Dear Sirs:

         Paracelsus Healthcare Corporation, a California corporation (the "Company"), and the shareholders of the Company named in Schedule II hereto (collectively, the "Selling Shareholders"), severally propose to sell an aggregate of [7,709,000] shares of Common Stock, no par value per share, of the Company (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Firm Shares consist of 5,200,000 shares to be issued and sold by the Company and [2,509,000] shares to be sold by the Selling Shareholders. The Selling Shareholders also propose to issue and sell to the several Underwriters not more than [1,156,350] additional shares of Common Stock, no par value per share, of the Company (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the Shares. The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock. The Company and the Selling Shareholders are hereinafter collectively called the Sellers.

         The Shares are being issued and sold in connection with the acquisition (the "Acquisition") of Champion Healthcare Corporation, a Delaware corporation ("Champion"), by the Company. The Acquisition is being effected pursuant to an Agreement and Plan of Merger, as amended and restated on May 29, 1996 (the "Merger Agreement"), by and among the Company, PC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the "Merger Sub"), and Champion. Pursuant to the Merger Agreement, the Company will acquire all of the issued and outstanding capital stock of Champion (the "Merger"). At the time the Merger is consummated (the "Effective Time of the Merger") and pursuant to the Merger Agreement, Merger Sub will be merged with and into Champion with Champion as the surviving corporation. The Merger Agreement, this Agreement and the Shares are collectively referred to herein as the "Transaction Documents."


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         The Company and the Underwriters, in accordance with the requirements of Rule 2710(c)(8) of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein also hereby confirm the engagement of the services of The Chicago Corporation (the "Independent Underwriter") as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of such Rules of Conduct in connection with the offering and sale of the Shares.

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 (File No. 333-07289) including a preliminary prospectus, subject to completion, relating to the Shares. The registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus".

         2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 5,200,000 Firm Shares, (ii) each Selling Shareholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Shareholder's name in
Schedule II hereto and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per share of $______ (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) which bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Selling Shareholders agree to issue and sell up to 1,156,350 Additional Shares and (ii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate 1,156,350 Additional Shares from the Selling Shareholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Selling Shareholders within 30 days after the date of this Agreement. The Representatives shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholders the number of Additional Shares (subject to such adjustment to eliminate fractional shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

         The Sellers hereby agree, severally and not jointly, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company who is not a Selling Shareholder and (ii) each shareholder listed on Annex I hereto, pursuant to which each such person agrees not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, except to the Underwriters pursuant to this Agreement, for a period of [120] days after the date

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of the Prospectus without the prior written consent of Donaldson, Lufkin &
Jenrette Securities Corporation ("DLJ"). Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plans and (ii) the Company may issue shares of its common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

         3. DELIVERY AND PAYMENT. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third or, if the pricing occurs after 4:30 p.m., New York City time, fourth business day unless otherwise permitted by the Commission (the "Closing Date") following the date of the initial public offering, at such place as the Representatives and the Company shall agree. The Closing Date and the location of delivery of payment for the Firm Shares may be varied by agreement between the Representatives and the Sellers.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the Representatives shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by the Representatives pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between the Representatives and the Selling Shareholders.

         Certificates for the Shares shall be registered in such names and issued in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to the Representatives at the offices of DLJ (or at such other place as shall be acceptable to the Representatives) for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to the Representatives on the Closing Date or Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the Several Underwriters, against payment of the Purchase Price therefor by wire or certified or official bank checks payable in Federal funds to the order of the applicable Sellers.

         3A.  ENGAGEMENT OF INDEPENDENT UNDERWRITER.

         (a) The Company hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the NASD Rules of Conduct with respect to the offering and sale of the Shares.

         (b) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Shares as described in the Prospectus:

              (i) The Independent Underwriter constitutes a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the NASD Rules of Conduct;

              (ii) The Independent Underwriter has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of "due diligence" in respect thereto;

              (iii)The Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof;

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              (iv) Based upon (A) a review of the Company, including an
         examination of the Registration Statement, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by the Independent Underwriter to be comparable to the Company and the demand for securities of comparable companies and (D) such other studies, analyses and investigations as the Independent Underwriter has deemed appropriate, and assuming that the offering and sale of the Shares is made as contemplated herein and in the Prospectus, the Independent Underwriter recommends, as of the date of the execution and delivery of this Agreement, that the price of the Shares be not less than $___ per share, which price should in no way be considered or relied upon as an indication of the value of the Shares; and

              (v) Subject to the provisions of Section 8 hereof, the Independent Underwriter will furnish to the Underwriters at the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through
         (iv) above.

         (c) The Independent Underwriter hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the NASD Rules of Conduct with respect to the offering and sale of the Shares as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Shares as described in the Prospectus (including those described in subsection (b) above).

         (d) The Company, the Underwriters and the Independent Underwriter agree to comply in all material respects with all of the requirements of Rule 2710(c)(8) of the NASD Rules of Conduct applicable to them in connection with the offering and sale of the Shares. The Company agrees to use its reasonable efforts to cooperate with the Underwriters and the Independent Underwriter to enable the Underwriters to comply with Rule 2710(c)(8) of the NASD Rules of Conduct and the Independent Underwriter to perform the services contemplated by this Agreement.

         (e) The Company agrees promptly to reimburse the Independent Underwriter for all out-of-pocket expenses reasonably incurred in connection with this Agreement and the services to be rendered hereunder.

         4. AGREEMENTS OF THE COMPANY. The Company agrees with the Representatives [and with the Selling Shareholders]:

         (a) It will, if necessary, file an amendment to the Registration Statement including, if necessary, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. The Company will comply and in a timely manner with the applicable provisions of Rule 424 and Rule 430A under the Act.

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         (b) To advise DLJ promptly and, if requested by DLJ, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or regulatory authority that relate to the Registration Statement or of any request by the Commission or any state securities commission or regulatory authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any addition to or change in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Shares under any Federal or state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or any other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (c) To furnish to DLJ, without charge, 3 signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and will furnish such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as DLJ may reasonably request.

         (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which the Representatives shall not previously have been advised and provided a copy or to which the Representatives shall reasonably object unless, in the opinion of counsel to the Company, such amendment or supplement is necessary to comply with applicable law; and to prepare and file with the Commission, promptly upon the reasonable request of the Representatives, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by the Representatives, and to use its best efforts to cause the same to become promptly effective.

         (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period, but not in excess of six months, in the reasonable judgment of DLJ as a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request, and in case any Underwriter is required by law to deliver a prospectus in connection with any offers or any sales of the Shares at any time six months or more after the effective date of the Registration Statement, upon the request of such Underwriter but at the expense of such Underwriter, to deliver to such Underwriter as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter may request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters or any dealer in accordance with the provisions of the Act and

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    of the securities or Blue Sky laws of the jurisdictions in which the Shares are being offered, both in connection with the offering or sale of the Shares by an Underwriter or dealer and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

         (f) If during the period specified in paragraph (e) any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, it will promptly prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with applicable law, and will furnish to each Underwriter and dealer without charge such number of copies thereof as such Underwriters and dealers may reasonably request.

         (g) Prior to any public offering of the Shares, to cooperate with the Representatives and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such United States jurisdictions as DLJ may reasonably request (provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general service of process or taxation in any jurisdiction in which it is not now so subject). The Company will continue such qualification in effect so long as required by law for the distribution of the Shares and file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

         (h) To mail and make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) including, at the option of the Company, Rule 158 under the Act.

         (i) So long as any of the Shares are outstanding, to mail to each of the Underwriters, without charge, as soon as available a copy of each report mailed to the security holders of the Company generally.

         (j) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, processing, filing, distribution and delivery under the Act of the Registration Statement, each preliminary prospectus, the Prospectus and all amendments or supplements thereto, (ii) the printing and delivery of this Agreement,
    (iii) the registration with the Commission and the issuance and delivery of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the NASD in connection with the offering (including the reasonable fees and disbursements of counsel relating thereto), (vi) the listing of the Shares, if any, on the New York Stock Exchange ("NYSE"), (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be reasonably requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and (viii) the performance by the Company of its other obligations under this Agreement, including (without limitation) the cost of its personnel and other internal costs, the cost of printing the certificates representing the Shares and all expenses incident to the sale and delivery of the Shares to the Underwriters.

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         (k) To use its best efforts to maintain the inclusion of the Common
    Stock on the NYSE for a period of five years after the effective date of the Registration Statement.

         (l) To use the proceeds from the sale of the Shares in the manner described in the Prospectus under the caption "Use of Proceeds."

         (m) To use commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of the Company's knowledge, no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) The Registration Statement, when it became effective, did not contain and as amended, if applicable, will not, at the date of any such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, at the date of the Prospectus, at the date of any such amendment or supplement and at the Closing Date or Option Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through DLJ expressly for use therein. The Company acknowledges for all purposes under this Agreement that the statements set forth in the first sentence of the last paragraph on the cover page and in the third and seventh paragraphs under the caption "Underwriting" in the Prospectus (or any amendment or supplement) constitute the only written information furnished to the Company by any Underwriter expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to them).

         (c) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or 430A under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) The Company and each of its Significant Subsidiaries (as defined below) has been duly organized or formed, as the case may be, is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation and has the power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and the Company and each of its Significant Subsidiaries is duly qualified and is in good standing as a foreign corporation or partnership, as the case may be, authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); the Company has the corporate power and authority to authorize the offering of the Shares, to execute, deliver and perform this Agreement and to issue, sell and deliver the Shares; "Significant Subsidiary" means any subsidiary of the Company that would constitute a "Significant Subsidiary" under Rule 1-02 of Regulation S-X of the Commission, including, upon consummation of the Merger, Champion and any of its subsidiaries, on a pro forma basis after giving effect to the Merger, that meet the foregoing criteria;

         (e) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Significant Subsidiary of the Company have been duly and validly authorized and issued, and, except as described in the Prospectus, all of the shares of capital stock of, or other ownership interests in, each Significant Subsidiary are owned, directly or through subsidiaries, by the Company. Except as set forth in the Paracelsus Disclosure Letter, dated April 12, 1996, all such shares of capital stock are fully paid and nonassessable, and, except as described in the Prospectus, all such shares of capital stock or other ownership interests are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"). Except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Significant Subsidiary.

         (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (g) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

         (h) Neither the Company nor any of its subsidiaries is in violation of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of or default under) its respective charter or bylaws or in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of the subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of the subsidiaries is subject, except as would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

         (i) This Agreement has been duly authorized and validly executed and delivered by the Company, and this Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that: (i) enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (ii) rights to indemnity and contribution hereunder may be limited by state or Federal securities laws or the policies underlying such laws.

         (j) The execution and delivery of this Agreement and the Shares by the Company, the issuance and sale of the Shares, the execution and delivery of each of the Transaction Documents by each of the Company, Merger Sub and Champion (each a "Merger Party" and collectively, the "Merger Parties"), to the extent each is a party thereto, the performance of this Agreement and the Transaction Documents, the compliance by the Company, Merger Sub and Champion with all of the provisions of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not conflict with or result in a breach or violation (or constitute an event that with notice or the lapse of time, or both, would constitute a breach or violation) of any of the respective charters or bylaws of the Company or any of its subsidiaries, or any partnership agreement to which the Company or any of its subsidiaries is a party, or any of the terms or provisions of, or constitute a default under, or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien (or an event that with notice or the lapse of time, or both, would constitute a default, cause an acceleration or result in a Lien) with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its subsidiaries is or may be subject, or contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company or any of its subsidiaries, or any of their respective properties, except, with respect to all matters covered by this paragraph (j), as would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

         (k) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of the subsidiaries, or any of their respective properties, which is required to be disclosed in the Registration Statement or the Prospectus, or which is reasonably likely to result, singly or in the aggregate, in a Material Adverse Effect or which is reasonably likely to materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby, and to the best of the Company's knowledge, no such proceedings are contemplated or threatened. Neither the Company nor any of the subsidiaries is subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal which has had or which can reasonably be expected to have a Material Adverse Effect. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed.

         (l) The Company and each of its subsidiaries has such permits, consents, licenses, franchises, exemptions, orders, authorizations or other approvals (including, without limitation, certificate of need approvals) (collectively, "Authorizations") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except those the absence of which would not have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each of its subsidiaries (i) has fulfilled and performed all of its material obligations with respect to, and is in compliance in all material respects with the terms and conditions of, such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Authorization, except where the effect would not have a Material Adverse Effect and (ii) has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization.

         (m) The firms of accountants that have certified the applicable consolidated financial statements and supporting schedules of (i) the Company, (ii) Champion, (iii) Davis Hospital and Medical Center, Pioneer Valley Hospital and Santa Rosa Medical Center, (iv) Dakota Heartland Health System, (v) Jordan Valley Hospital and (vi) Salt Lake Regional Medical Center, filed with the Commission as part of the Registration Statement and the Prospectus are, to the best of the Company's knowledge, independent public accountants with respect to the Company and the subsidiaries and Champion and its subsidiaries, respectively, as required by the Act. The consolidated historical financial statements, together with related schedules and notes, set forth in the Prospectus and the Registration Statement, comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company and the subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such PRO FORMA financial statements have been prepared in conformity with the standards set forth in Rule 11-02 of Regulation S-X and on a basis consistent with such historical statements and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectus and this Agreement. The other financial and statistical information and data included in the Prospectus and in the Registration Statement, historical and PRO FORMA, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the subsidiaries.

         (n) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and up to the Closing Date or Option Closing Date, as the case may be, except as set forth or contemplated in the Prospectus, neither the Company nor any of the subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and the subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, and there has not been, singly or in the aggregate, any material adverse change in the properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change"), or, to the best knowledge of the Company, any development which may reasonably be expected to involve a Material Adverse Change.

         (o) No authorization, approval or consent or order of, or filing with, any court or governmental body or agency is necessary in connection with the transactions contemplated by this Agreement, except such as may be required by the NASD or have been obtained and made under the Act or state securities or Blue Sky laws or regulations. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to the disclosure of business with Cuba.

         (p) The Company is not (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (q) Except as set forth in the Prospectus or as would not, based upon advice from the Commission, result in a violation of the Exchange Act and the rules and regulations of the Commission thereunder, the Company has not
    (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or Champion to facilitate the sale or resale of the Shares or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person other than DLJ any compensation for soliciting another to purchase any other securities of the Company or Champion.

         (r) Each Merger Party has, to the extent each is or will be a party thereto, all requisite corporate power and authority to execute, deliver and perform their respective obligations under each of the Transaction Documents; each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Merger Parties, to the extent each is a party thereto, and each constitutes a valid and legally binding agreement of the Merger Party enforceable against each Merger Party in accordance with its terms (assuming due authorization, execution and delivery of each Transaction Document by any other party thereto); and neither the Company nor Merger Sub nor, to the best knowledge of the Company, Champion is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Transaction Documents, which default would have a Material Adverse Effect.

         (s) The Merger has been duly authorized by the Merger Parties and the Merger has been approved by stockholders of Champion holding the requisite number of shares required to approve the Merger; insofar as the Prospectus contains summaries of the Merger Agreement, the Merger and the other transactions and agreements ancillary thereto, such summaries are in all material respects accurate.

         (t) Immediately after the consummation of the Merger and the transactions contemplated by the Transaction Documents, the fair value and present fair salable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; neither the Company nor Champion will be, after giving effect to the execution, delivery and performance of the Transaction Documents, to the extent each is a party thereto, and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

         (u) The Company has delivered to the Underwriters a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered on or prior to the Closing Date, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which it has been delivered to the Underwriters; there exists as of the date hereof (after giving effect to the transactions contemplated by the Transaction Documents) no event or condition which would constitute a default or an event of default (in each case as defined in the New Credit Facility) under the New Credit Facility and no event or condition which would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents which would reasonably be expected to result in a Material Adverse Effect or materially adversely effect the ability of each of the Merger Parties to consummate the Merger and the transactions contemplated by the Merger Agreement.

         (v) The Company has filed a registration statement pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to register the Common Stock, has filed an application to list the Shares on the NYSE and has received notification that the listing has been approved, subject to notice of issuance.

         6. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter that as to itself:

         (a) Such Selling Shareholder is the lawful owner of the Shares to be sold by such Selling Shareholder pursuant to this Agreement and has, and on the Closing Date or Option Closing Date, as the case may be, will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

         (b) Upon delivery of and payment for such Shares pursuant to this Agreement, such Selling Shareholder will convey to the Underwriters good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

         (c) Such Selling Shareholder has, and on the Closing Date or Option Closing Date, as the case may be, will have, full legal right, power and authority to enter into this Agreement and the Custody Agreement between the Selling Shareholders and __________________, as Custodian (the "Custody Agreement") and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized, executed and delivered by such Selling Shareholder and each of this Agreement and the Custody Agreement is a valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

         (d) The power of attorney (the "Power of Attorney") signed by such Selling Shareholder appointing _______________ and __________________, or either one of them, as his attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding instrument of such Selling Shareholder enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Shareholder has authorized _______________ and _______________, or either one of them, to execute and deliver on his behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated by this Agreement, the Custody Agreement or the Power of Attorney and to deliver the Shares to be sold by such Selling Shareholder pursuant to this Agreement.

         (e) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or Champion to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, except for the lock-up arrangements described in Sections 2 and 6(h) hereof and in the Registration Statement and other than as permitted by the Act, the Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

         (f) The execution, delivery and performance of this Agreement and the Custody Agreement by such Selling Shareholder, the compliance by such Selling Shareholder with all the provisions of this Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions contemplated herein and therein will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws, as to which the undersigned makes no representation or warranty hereunder) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, organizational documents of such Selling Shareholder, if not an individual, or any agreement, indenture or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or property of such Selling Shareholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Selling Shareholder or property of such Selling Shareholder.

         (g) Such parts of the Registration Statement under the caption "Selling Shareholders" that specifically relate to statements or omissions made in reliance on and in conformity with written information furnished to the Company by the undersigned expressly for use therein do not, and will not on the Closing Date or Option Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

         (h) During the period beginning from the date hereof and continuing to and including the date [120] days after the date of the Prospectus, not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, except as provided hereunder, any common stock of the Company or any securities convertible into or exchangeable for such common stock, except to the Underwriters pursuant to this Agreement, without the prior written consent of DLJ.

         (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with resect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representatives prior to or at the Closing Date or Option Closing Date, as the case may be, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         (j) At any time during the period described in paragraph 4(e) hereof, if there is any change in the information referred to in paragraph 6(g) above, such Selling Shareholder will immediately notify the Representatives of such change; PROVIDED, HOWEVER, that nothing in this paragraph 6(j) shall be construed as imposing upon the undersigned an affirmative duty to investigate or inquire as to any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations or any other information relating to any matter stated in the Registration Statement or Prospectus or any amendment or supplement thereto.

         7. INDEMNIFICATION. (a) (i) The Company agrees to indemnify and hold harmless each Underwriter and the Independent Underwriter and each person, if any, who controls any Underwriter or the Independent Underwriter, as the case may be, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED, HOWEVER, that (i) except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters or the Independent Underwriter, as the case may be, furnished in writing to the Company by or on behalf of any Underwriter through DLJ or the Independent Underwriter, respectively, expressly for use therein and (ii) the foregoing indemnity agreement with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of an Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

         The Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls such Independent Underwriter within the meaning of Section 15 of the Act or

Section 20 of the Exchange Act from and against all losses, claims, damages, liabilities and judgments incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the NASD Rules of Conduct in connection with the offering of the Shares; PROVIDED, HOWEVER, that to the extent that any such losses, claims, damages, liabilities or judgments are found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted from the willful misconduct or gross negligence of the Independent Underwriter, the Company shall not be liable to that extent.

         (ii) Each Selling Shareholder severally agrees to indemnify and hold harmless each Underwriter and the Independent Underwriter and each person, if any, who controls any Underwriter or the Independent Underwriter, as the case may be, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of the Selling Shareholder expressly for use therein. Notwithstanding the foregoing, the aggregate liability of any Selling Shareholder pursuant to the provisions of this paragraph (ii) shall be limited to an amount equal to the aggregate purchase price received by such Selling Shareholder from the sale of such Selling Shareholder's Shares hereunder.

         (b) In case any action shall be brought against any Underwriter or the Independent Underwriter, as the case may be, or any person controlling such Underwriter or the Independent Underwriter, as the case may be, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or any Selling Shareholder, as the case may be, such Underwriter or the Independent Underwriter, as the case may be, shall promptly notify the Company or such Selling Shareholder, as the case may be, in writing; PROVIDED, that the failure of any Underwriter or the Independent Underwriter, as the case may be, to give notice shall not relieve the Company or a Selling Shareholder of their obligations pursuant to paragraph (a) of this Section 7 unless and to the extent that such delay or omission materially adversely affects the ability of the Company or such Selling Shareholder to defend or assume the defense of such action and, in case indemnity shall be sought against the Company, the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses, subject to repayment to the Company if it is determined that such Underwriter or the Independent Underwriter, as the case may be, is not entitled to indemnification hereunder. Any Underwriter, the Independent Underwriter or any such controlling person, as the case may be, shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter, the Independent Underwriter or such controlling person, as the case may be, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company or the Selling Shareholder, as the case may be, (ii) the Company or such Selling Shareholder shall have failed, within a reasonable time, to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter, the Independent Underwriter or such controlling person, as the case may be, and the Company or any Selling Shareholder, as the case may be, and such Underwriter, the Independent Underwriter or such controlling person, as the case may be, shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to and, in either case, in conflict with those available to the Company or such Selling Shareholder, as the case may be, (in which case the Company or such Selling Shareholder, as the case may be, shall not have the right to assume the defense of such action on behalf of such Underwriter, the Independent Underwriter or such controlling person, as the case may be, it being understood, however, that the

Company or any Selling Shareholder shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters, the Independent Underwriter and controlling persons, which firm shall be designated in writing by DLJ and that all such fees and expenses shall be reimbursed as they are incurred); PROVIDED, HOWEVER, that if indemnity is sought pursuant to the second paragraph of Section 7(a)(i), then the Company shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any local counsel) for the Independent Underwriter in its capacity as "qualified independent underwriter" if in the opinion of the Independent Underwriter there may exist a conflict of interest between the Independent Underwriter and the Company or other indemnified parties. In the case of any such separate counsel for the Independent Underwriter, such counsel shall be designated in writing by the Independent Underwriter. A Seller shall not be liable for any settlement of any such action effected without the written consent of such Seller but if settled with the written consent of such Seller, such Seller agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement, subject, in the case of a Selling Shareholder, to the limitations in
Section 7(a)(ii). Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable, subject, in the case of a Selling Shareholder, to the limitations in
Section 7(a)(ii), for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Independent Underwriter, any person controlling the Company or the Independent Underwriter, as the case may be, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Shareholder and each person, if any, controlling such Selling Shareholder, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Sellers to each Underwriter and the Independent Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer, the Independent Underwriter or any person controlling the Company or the Independent Underwriter, as the case may be, or any Selling Shareholder or any person controlling such Selling Shareholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if any Seller or the Independent Underwriter, as the case may be, shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers, the Independent Underwriter, any person controlling the Company or the Independent Underwriter, as the case may be, and any Selling Shareholder and any person controlling such Selling Shareholder shall have the rights and duties given to the Underwriter by Section 7(b) hereof.

         (d) The Independent Underwriter agrees to indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement, each Underwriter, any person controlling the Company or any such Underwriter, as the case may be, within the meaning of Section 15 of the Act or Section

20 of the Exchange Act, each Selling Shareholder and each person, if any, controlling such Selling Shareholder, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter and the Independent Underwriter but only with reference to information relating to the Independent Underwriter furnished in writing by or on behalf of the Independent Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action may be brought against the Company, any of its directors, any such officer, any Underwriter or any person controlling the Company or such Underwriter, as the case may be, or any Selling Shareholder or any person controlling such Selling Shareholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against the Independent Underwriter, the Independent Underwriter shall have the rights and duties given to the Company (except that if the Company, any of its directors, any such officer, any Underwriter, any person controlling the Company or any Underwriter, as the case may be, any Selling Shareholder or any person controlling such Selling Shareholder shall have assumed the defense thereof, the Independent Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Independent Underwriter), and the Company, its directors, any such officers, any Underwriter and any person controlling the Company or such Underwriter, as the case may be, any Selling Shareholder and any person controlling such Selling Shareholder shall have the rights and duties given to the Underwriter by Section 7(b) hereof.

         (e) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but is finally determined by a court to be unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by each party to this Agreement from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each party to this Agreement in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers, the Underwriters and the Independent Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers, the total underwriting discounts and commissions received by the Underwriters [and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 3A(e) hereof], respectively, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to written information supplied by the Company, any of the Selling Shareholders, the Underwriters or the Independent Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus or any amendment or supplement thereto and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that The Chicago Corporation will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Shares.

         The Sellers, the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters and the Independent Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) the Independent Underwriter as Independent Underwriter shall not be required to contribute in excess of the amount by which the total underwriting discount applicable to the Shares purchased by the Independent Underwriter exceeds the amount of any damages which the Independent Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the product of the number of Shares sold by such Selling Shareholder and the initial public offering price of the Shares as set forth in Section 2 hereof exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding anything to the contrary herein, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         (f) Each Seller hereby designates [NAME OF COMPANY], [ADDRESS OF COMPANY], (a ____________ corporation) as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or Federal court in the State of New York by any Underwriter or person controlling an Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 7, and each Seller will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Seller, at the address for notices specified in Section 11 hereof.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement on the Closing Date and any Additional Shares under this Agreement on any Option Closing Date are subject to the satisfaction or waiver in the sole discretion of the Underwriters of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date or Option Closing Date, as the case may be, with the same force and effect as if made on and as of the Closing Date or Option Closing Date, as the case may be. The Company shall have performed or complied in all material respects with all of its obligations and agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date or Option Closing Date, as the case may be.

         (b) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed, such post-effective amendment shall have become effective) not later than 10:00 A.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as DLJ may approve in writing, and at the Closing Date or Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the Commission and every request for additional information on the part of the Commission shall have been complied with in all material respects; and no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 4(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

         (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date or Option

    Closing Date, as the case may be, prevent the issuance of any of the Shares; and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date or Option Closing Date, as the case may be, which would prevent the issuance of any of the Shares.

         (d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act.

         (e)(i) Except as reflected in or contemplated by the Registration Statement and the Prospectus, since the earlier of the date hereof or the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Change or, to the best knowledge of the Company, any development involving a prospective Material Adverse Change, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change in the capital stock or in the long-term debt of the Company and the subsidiaries, taken as a whole, and
    (iii) the Company and the subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and the subsidiaries, taken as a whole.

         (f) All the representations and warranties of each of the Selling Shareholders contained in this Agreement shall be true and correct on the Closing Date or Option Closing Date, as the case may be, with the same force and effect as if made on and as of the Closing Date or Option Closing Date, as the case may be, and the Underwriters shall have received a certificate to such effect, dated the Closing Date, from each Selling Shareholder. Each of the Selling Shareholders shall have performed or complied with all of its obligations and agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date or Option Closing Date, as the case may be.

         (g) The Representatives shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate dated the Closing Date or Option Closing Date, as the case may be, signed by the President and the Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b), (c), (d) and (e) of this Section 8 (the "Company Certificate").

         (h) The Representatives shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion (satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date or Option Closing Date, as the case may be, of Skadden Arps, Slate, Meagher & Flom, counsel for the Company, to the effect that:

              (i) the Company is validly existing and in good standing as a corporation under the laws of the State of California and has the requisite corporate power and corporate authority to carry on its business as it is currently being conducted and to own, lease and operate its properties;

              (ii) all the outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights;

             (iii) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

              (iv) the Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement;

              (v) this Agreement has been duly authorized, executed and delivered by the Company;

              (vi) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus;

             (vii) the Company is not (A) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (B) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

            (viii) the staff of the Commission has orally advised such counsel that the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or are pending or contemplated under the Act;

              (ix) no authorization, approval, consent or order of, or filing with, any court or governmental body or agency is required for the issuance and sale of the Shares, under Applicable Laws (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the States of California and New York and of the United States of America which, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement and the other Transaction Documents and are not the subject of a specific opinion with such opinion referring expressly to a particular law or laws;

              (x) the execution and delivery by the Company of this Agreement and the issuance and sale of the Shares pursuant to this Agreement do not (i) conflict with the articles of incorporation or bylaws of the Company, (ii) constitute a violation of or a default under or result in the creation of any Lien upon any of the property of the Company or any of its subsidiaries pursuant to any Applicable Contracts or
         (iii) violate any Applicable Law or any Applicable Order (as defined). "Applicable Contracts" mean those agreements or instruments set forth on Schedule __ to the Officer's Certificate of the Company and which have been identified as all the agreements and instruments which are material to the business or financial condition of the Company and its subsidiaries. For purposes of this paragraph (x), the term "Applicable Orders" means those orders or decrees of Governmental Authorities (as defined below) identified on Schedule __ to the Officers' Certificate of the Company;

              (xi) to the best of such counsel's knowledge, the Company is not in violation of its charter or by-laws;

             (xii) at the time it became effective and on the Closing Date, the Registration Statement (except for financial statements, the notes thereto and related schedules and other financial data included therein, as to which no opinion need be expressed) complied as to form in all material respects with the Act; and

            (xiii) except as set forth in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

         In giving their opinion required by subsection (h) of this Section 8, such counsel also shall state that such counsel has participated in conferences with officers and other representatives of the Company and Champion, representatives of the independent public accountants for the Company and Champion, the representatives of the Underwriters and counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus on the basis of the foregoing, no fact has come to the attention of such counsel that leads it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date or Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel is not expressing any opinion or belief as to the financial statements, schedules and other financial, numerical, accounting or statistical data included in or excluded from the Registration Statement or the Prospectus.

         (i) The Representatives shall have received an opinion (satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date or Option Closing Date, as the case may be, of the general counsel for the Company to the effect that:

              (i) The Company and each of the Company's Significant Subsidiaries has been duly incorporated or formed as the case may be, and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of its jurisdiction or incorporation or formation; and the Company and each of its Significant Subsidiaries is duly qualified and is in good standing as a foreign corporation or partnership, as the case may be, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

              (ii) to the best of such general counsel's knowledge, after reasonable investigation, except as otherwise set forth in the Prospectus, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, pending against or affecting the Company of any of its subsidiaries, or any of their respective assets or properties, which is reasonably likely to have, singly or in the aggregate, a Material Adverse Effect, and to the best of such general counsel's knowledge, after reasonable investigation, no such proceedings are threatened;

             (iii) to the best of such general counsel's knowledge, after reasonable investigation, no restraining order or injunction has been issued by, and no investigation, action, claim, suit or proceeding has been initiated or, to the best of such general counsel's knowledge, threatened by or before any United States, California or New York executive, legislative, judicial, administrative or regulatory body, including, without limitation, the Commission (each a "Governmental Authority") with respect to (A) the issuance and sale of the Shares or
         (B) the execution, delivery or performance by the Company of this Agreement;

              (iv) the issuance and sale of the Shares, the consummation of the transactions contemplated by the Transaction Documents, the execution, delivery and performance by the Company of this Agreement and the Transaction Documents and the compliance by the Company with all the provisions of this Agreement and the Transaction Documents will not conflict with or result in a breach of any of the terms or provisions or, or constitute a default or cause an acceleration of any obligation under, any bond, note, debenture or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, except as would not have, singly or in the aggregate, a Material Adverse Effect; and

              (v) the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects; and such general counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such general counsel need express no opinion as to the financial statements, notes or schedules or other financial data included therein.

         (j) The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion (satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date or Option Closing Date, as the case may be, of the respective counsels for each of the Selling Shareholders, to the effect that:

              (i) this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder;

              (ii) the Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms;

             (iii) the Power of Attorney signed by such Selling Shareholder has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding instrument of such Selling Shareholder enforceable in accordance with it terms, and pursuant to such Power of Attorney, such Selling Shareholder has authorized _____________ and _____________, or either of them, to execute and deliver on their behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by them pursuant to this Agreement.

              (iv) to the best of such counsel's knowledge, no authorization, approval, consent or order of, or filing with, any United States Federal, New York or [insert additional appropriate state(s)] court or governmental body or agency is required for the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act and such as may be required under the rules and regulations of the National Association of Securities Dealers, Inc. or under state or foreign securities or Blue Sky laws;

              (v) to the best of such counsel's knowledge, the execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney by such Selling Shareholder, the sale of the Shares, the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney will not conflict with or result in a breach or violation (or constitute an event that with notice or the lapse of time, or both, would constitute a breach or violation) of the charters or bylaws or other organizational documents of such Selling Shareholder that is not an individual, or any partnership agreement to which such Selling Shareholder is a party, or any of the terms or provisions of, or constitute a default under, or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien (or an event that with notice or the lapse of time, or both, would constitute a default, cause an acceleration or result in a Lien) with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party or by which it or any of them is bound, or to which any properties of such Selling Shareholder is or may be subject, or contravene any order of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its respective properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to such Selling Shareholder, or any of its properties;

              (vi) such Selling Shareholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by him in the manner provided in this Agreement and the Custody Agreement; and

             (vii) upon delivery of the certificates for the Shares to be sold by such Selling Shareholder, pursuant hereto and payment therefor, good and marketable title will pass to the Underwriters who have purchased such Shares in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code as currently in effect in the State of New York, severally, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, other than restrictions on transfer under applicable securities laws, claims under this Agreement and any claims, security interests, voting trusts or other restrictions created by the Underwriters.

         (k) The Representatives shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion (satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date or Option Closing Date, as the case may be, of _____________, [regulatory counsel for the Company], to the effect that:

              (i) the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents and regulatory matters described in the Prospectus under the captions "Risk Factors--Limits on Reimbursement,"
         "-- Extensive Regulation" and "--Healthcare Reform Legislation," and "Business--Medicare, Medicaid and Other Revenues" and "--Regulation and Other Factors," insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly present the information shown as of the dates thereof; and

              (ii) the Company and each of its subsidiaries has such Authorizations of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except those the absence of which would not have a

         Material Adverse Effect. To the best knowledge of such counsel (after reasonable inquiry) all such Authorizations are valid and in full force and effect and the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to, and is in compliance in all material respects with the terms and conditions of, such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Authorization, except where the effect would not have a Material Adverse Effect, and such counsel has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization.

         (l) The Representatives shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion, dated the Closing Date or Option Closing Date, as the case may be, of Sullivan & Cromwell, counsel for the Underwriters, in form and substance reasonably satisfactory to the Representatives.

         (m) The Representatives shall have received letters on and as of the date hereof as well as on and as of the Closing Date or Option Closing Date, as the case may be, in the latter case constituting an affirmation of the statements set forth in the earlier letters, in form and substance satisfactory to the Representatives, from Ernst & Young LLP and Coopers & Lybrand L.L.P., independent public accountants to the Company and Champion, respectively, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus as the Representatives shall reasonably require.

         (n) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to Sullivan & Cromwell, and such counsel shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8, in order to evidence the accuracy, completeness and satisfaction in all material respects of any of the representations, warranties or conditions herein contained and to render the opinion referred to in Section 8(l).

         (o) The Company and the Selling Shareholders shall have performed or complied in all material respects with the agreements herein contained and required to be performed or complied with by the Company or the Selling Shareholders, as the case may be, at or prior to the Closing Date or Option Closing Date, as the case may be.

         (p) There shall have been no amendments, alterations, modifications or waivers of any provisions of the Transaction Documents since the date of the execution and delivery thereof by the parties thereto other than those which are disclosed in the Registration Statement or the Prospectus or any supplement thereto or which under the Act are not required to be disclosed in the Prospectus or any supplement thereto and which have been disclosed to the Underwriters prior to the date hereof.

         (q) Each of the Merger Parties shall, to the extent each is a party thereto, have complied in all respects with all agreements and covenants in the Transaction Documents and performed all conditions specified therein that the terms thereof require to be complied with or performed at or prior to the Effective Time of the Merger, except to the extent that such compliance or performance has been waived by the other parties to the applicable Transaction Documents.

         (r) The certificate of merger with respect to the Merger shall have been filed with the Secretary of State of the State of Delaware and shall have become effective, the Merger shall have occurred and all other transactions contemplated by the Transaction Documents to be consummated at or prior to the Effective Time of the Merger shall have been consummated prior to the consummation of the purchase and sale of the Shares hereunder at the Closing Date.

         (s) Except as is disclosed to the Underwriters in writing, the representations and warranties of the Company set forth in the Transaction Documents shall be true, accurate and complete in all respects.

         (t) The Representatives shall have received on the Closing Date a certificate of each Selling Shareholder who is not a U.S. Person to the effect that such Selling Shareholder is not a U.S. Person (as defined under applicable U.S. Federal tax legislation), which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         9. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) if a post-effective amendment is required, when notification of the effectiveness of such post-effective amendment to the Registration Statement has been released by the Commission.

         This Agreement may be terminated at any time prior to the Closing Date by the Representatives by written notice to the Company if any of the following has occurred: (i) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any Material Adverse Change or development involving a prospective Material Adverse Change which would, in the judgment of the Representatives, make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere or any other substantial national or international calamity or emergency that, in the judgment of the Representatives, is material and adverse and would, in the judgment of the Representatives, make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of the Shares, (iii) the suspension or material limitation of trading in securities generally on the NYSE or limitation on prices for securities on such exchange, (iv) the suspension or material limitation of trading in any of the Company's securities on the NYSE, (v) the declaration of a banking moratorium by either Federal or New York State authorities or (vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Representatives has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-fifth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares or Additional Shares, as the case may be, set forth opposite its name in
Schedule I bears to the total number of Firm Shares or Additional Shares, as the case may be, which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as the Representatives may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Firm Shares or Additional Shares which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-fifth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-fifth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to the Representatives and the Sellers for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the applicable Sellers. In any such case which does not result in termination of this Agreement, either the Underwriters or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         10. AGREEMENTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder severally, and not jointly, agrees with the Underwriters and the Company as to itself:

         (a) To pay or cause to be paid all transfer taxes with respect to the Shares to be sold by such Selling Shareholder; and

         (b) To take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

         11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at _____________, (b) if to a Selling Shareholder, to it at the address set forth in Schedule II, (c) if to any Underwriter or to the Representatives, to the Representatives c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, and (d) if to the Independent Underwriter, to it at 208 S. LaSalle Street, Chicago, Illinois 60604, Attention: _______________, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Selling Shareholders, the Company, its officers and directors, the several Underwriters and the Independent Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Sellers, the officers or directors of the Company or any controlling person of the Sellers,
(ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If this Agreement shall be terminated by the Underwriters pursuant to clause (i) or (iv) of the second paragraph of Section 9 or because of any failure or refusal on the part of the Sellers to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters and the Independent Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 4(k) or the second sentence of Section 3A(e) hereof.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Sellers, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Sellers from any of the several Underwriters merely because of such purchase.

         THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO LAWS PERTAINING TO CONFLICTS OF LAWS).

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                        Very truly yours,

                        PARACELSUS HEALTHCARE CORPORATION


                        By______________________________
                          Name:
                          Title:

                        VIRGINIA RETIREMENT SYSTEM
                        EQUITY-LINKED INVESTORS, L.P.
                        EQUITY-LINKED INVESTORS-II
                        WILLIAM BLAIR VENTURE PARTNERSHIP III
                        RFE INVESTMENT PARTNERS IV, L.P.
                        RFE CAPITAL PARTNERS, L.P.
                        THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                        LINCOLN NATIONAL INCOME FUND, INC.
                        SECURITY-CONNECTICUT COMPANY


                        By:______________________________

                        As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II to this Agreement

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
SMITH BARNEY INC.
THE CHICAGO CORPORATION
  Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By: DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


By__________________________
  Name:
  Title:


THE CHICAGO CORPORATION


By__________________________
  Name:
  Title:

                                      SCHEDULE I

                                                                Number of
                                                           Additional Shares
                                        Total Number        to be Purchased
                                       of Firm Shares          if Maximum
              Underwriters             to be Purchased      Option Exercised
              ------------             ---------------     ------------------
Donaldson, Lufkin & Jenrette
  Securities Corporation. . . . . . .

Bear, Stearns & Co. Inc.. . . . . . .

Smith Barney Inc. . . . . . . . . . .

The Chicago Corporation . . . . . . .

    Total . . . . . . . . . . . . . .     [7,709,000]          [1,184,250]
                                          ===========          ===========

                                     SCHEDULE II


                                                                               Number of
                                                                           Additional Shares
                                                      Total Number           to be Sold if
                                                     of Firm Shares         Maximum Option
                                                       to be Sold              Exercised
                                                    ---------------        -----------------
The Company . . . . . . . . . . . . .. . . . . . .     5,200,000                        0
The Selling Shareholders:
   Virginia Retirement System. . . . . . . . . . .     1,163,558                  536,261
   Equity-Linked Investors, L.P. . . . . . . . . .        85,165                   39,251
   Equity-Linked Investors-II. . . . . . . . . . .        61,269                   28,236
   William Blair Venture Partnership III . . . . .       269,072                  124,009
   RFE Investment Partners IV, L.P.. . . . . . . .       102,664                   47,316
   RFE Capital Partners, L.P.. . . . . . . . . . .        68,443                   31,544
   The Lincoln National Life Insurance Company . .        47,910                   22,081
   Lincoln National Income Fund, Inc.. . . . . . .         1,711                      789
   Security-Connecticut Company. . . . . . . . . .         1,711                      789
                                                    ---------------        -----------------
              Total. . . . . . . . . . . . . . . .   [1,801,503]                [830,276]
                                                    ===============        =================

     (a) This Selling Shareholder is represented by [NAME AND ADDRESS OF COUNSEL] and has appointed [NAMES OF ATTORNEYS-IN-FACT (NOT LESS THAN TWO)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.
    (b) This Selling Shareholder is represented by [NAME AND ADDRESS OF COUNSEL] and has appointed [NAMES OF ATTORNEYS-IN-FACT (NOT LESS THAN TWO)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.
    (c) This Selling Shareholder is represented by [NAME AND ADDRESS OF COUNSEL] and has appointed [NAMES OF ATTORNEYS-IN-FACT (NOT LESS THAN TWO)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.
    (d) This Selling Shareholder is represented by [NAME AND ADDRESS OF COUNSEL] and has appointed [NAMES OF ATTORNEYS-IN-FACT (NOT LESS THAN TWO)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.
    (e) This Selling Shareholder is represented by [NAME AND ADDRESS OF COUNSEL] and has appointed [NAMES OF ATTORNEYS-IN-FACT (NOT LESS THAN TWO)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

                                       ANNEX I

                            Required Shareholder Lock-ups

                                         -30-